Exhibit 10.3

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [●], is made and entered into by and among:

(a)	Xiaoyu Dida Interconnect International Limited, an exempted company incorporated in the Cayman Islands with limited liability (“Pubco”);

(b)	Four Leaf Acquisition Corporation, a Delaware corporation (“SPAC”);

(c)	ALWA Sponsor LLC, a Delaware limited liability company (the “Sponsor”); and

(d)	the other undersigned parties listed on the signature page hereto (each such party, together with the Sponsor and any Person who hereafter becomes a party to this Agreement pursuant to Section 6.2 of this Agreement, a “Holder” and collectively the “Holders”).

RECITALS

WHEREAS, SPAC and each of the other “Holders” as defined therein entered into that certain Registration Rights Agreement dated as of March 16, 2023 (the “Prior SPAC Agreement”);

WHEREAS, on December 17, 2024, Pubco, SPAC, Xiaoyu Dida Merger Sub, Inc., a Delaware corporation and direct, wholly owned subsidiary of Pubco (“Merger Sub 1”), and Xiaoyu Dida (USA) Company, Inc., a Delaware corporation and direct, wholly owned subsidiary of Pubco (“Merger Sub 2”) entered into that certain Agreement and Plan of Merger (as may be amended, supplemented or otherwise modified from time to time in accordance with its terms, the “Merger Agreement”), pursuant to which, among other matters, (i) Merger Sub 1 will be merged with and into SPAC with SPAC continuing as the surviving entity and a wholly owned subsidiary of Pubco (“Merger 1,” and the closing of Merger 1, the “Merger 1 Closing”, the effective time of Merger 1, the “Merger 1 Effective Time”), and (ii) immediately following the consummation of Merger 1, SPAC will be merged with and into Merger Sub 2 with Merger Sub 2 continuing as the surviving entity and a wholly owned subsidiary of Pubco (“Merger 2” and together with Merger 1, collectively, the “Mergers,” and the closing of the Mergers, the “Closing”);

WHEREAS, at the Merger 1 Closing and subject to the terms and conditions of the Merger Agreement, (i) all of the outstanding share of common stocks of SPAC will automatically be cancelled and cease to exist in exchange for the right to receive newly issued Pubco Ordinary Shares, and (ii) all of the outstanding warrants of SPAC will automatically be assumed by Pubco and become Pubco Warrants; and

WHEREAS, the parties to the Prior SPAC Agreement desire to terminate, effective as of the Closing, the same to provide for the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Article I

DEFINITIONS

1.1 Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Action” means any legal action, suit, claim, investigation, hearing or any action, suit, proceeding, complaint, claim, charge, hearing, labor dispute, inquiry or investigation before or by a Governmental Authority or an arbitrator, including any audit, claim or assessment for taxes or otherwise.

“Adverse Disclosure” shall mean any public disclosure of material non-public information, (a) which disclosure, in the good faith judgment of the Chief Executive Officer or principal financial officer of Pubco, after consultation with counsel to Pubco, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any Misstatement, and (ii) would not be required to be made at such time if the Registration Statement were not being filed, declared effective or used, as the case may be, and (b) as to which Pubco has a bona fide business purpose for not making such information public.

“Affiliate” shall mean, with respect to any Person, any other Person which, directly or indirectly is Controlling, is Controlled by, or is under common Control with such Person.

“Agreement” shall have the meaning given in the Preamble.

“Applicable Lock-Up Period” shall mean the period commencing on the Merger 1 Effective Time and ending on

(a) with respect to the Lock-Up Shares of the Significant Holders, the earliest of (x) one (1) year after the Merger 1 Effective Time, (y) the date following the Merger 1 Effective Time on which Pubco completes a liquidation, merger, share exchange or other similar transaction that results in all of the Pubco’s shareholders having the right to exchange their Pubco Ordinary Shares for cash, securities or other property (“Liquidation Event”), and (z) the date on which the last reported sale price of the Pubco Ordinary Shares equals or exceeds $16.50 per share (as adjusted for share splits, share combinations, share dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty (30) trading day period commencing at least one hundred and eighty (180) days after the Merger 1 Effective Time;

(b) with respect to the Lock-Up Shares of the SPAC Insiders, the earliest of (x) one (1) year after the Merger 1 Effective Time, (y) the date following the Merger 1 Effective Time on which Pubco completes a Liquidation Event, and (z) the date on which the last reported sale price of the Pubco Ordinary Shares equals or exceeds $16.50 per share (as adjusted for share splits, share combinations, share dividends, reorganizations, recapitalizations and the like) for any twenty (20) trading days within any thirty (30) trading day period commencing at least one hundred eighty (180) days after the Merger 1 Effective Time; and

(c) with respect to the Lock-Up Shares of the Holders who are not Significant Holders or SPAC Insiders, the earlier of (x) one hundred and eighty (180) days after the Merger 1 Effective Time, and (y) the date following the Merger 1 Effective Time on which Pubco completes a Liquidation Event.

“Board” shall mean the Board of Directors of Pubco.

“Business Day” shall mean any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in the Cayman Islands, New York, New York or the PRC are authorized to close for business.

“Closing” shall have the meaning given in the Recitals.

“Commission” shall mean the Securities and Exchange Commission.

“Contracts” shall mean any legally binding written, oral or other agreement, contract, subcontract, lease (including equipment leases, car leases and capital leases), commitment, instrument, note, option, warranty, purchase order, license, sublicense, mortgage, guarantee, purchase order, statement of work, insurance policy or commitment or undertaking of any nature that has any outstanding rights or obligations.

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by Contract or otherwise; and the terms “Controlled” and “Controlling” shall have the meaning correlative to the foregoing.

“Demanding Holder” shall have the meaning given in Subsection 2.3.1.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“Holder” or “Holders” shall have the meaning given in the Preamble.

“Holder Indemnified Party” shall have the meaning given in Subsection 4.1.1

“Form F-1” shall mean such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the Commission.

“Form F-1 Shelf” shall have the meaning given in Subsection 2.1.1.

“Form F-3” shall mean such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the Commission that permits forward incorporation of substantial information by reference to other documents filed by Pubco with the Commission.

“Form F-3 Shelf” shall have the meaning given in Subsection 2.1.3.

“Governmental Authority” means any PRC, United States or other government entity, body or authority, including: (a) any PRC, United States or other national, federal, state or local government (including any town, village, municipality, district or other similar governmental or administrative jurisdiction or subdivision thereof, whether incorporated or unincorporated); (b) any government or governmental authority or any political subdivision thereof; (c) any PRC, United States or other regulatory or administrative entity, authority, instrumentality, jurisdiction, agency, body or commission, exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power; or (d) any official of any of the foregoing acting in such capacity.

“Immediate Family” shall mean, as to a natural person, such individual’s spouse, former spouse, domestic partner, child (including by adoption), father, mother, brother or sister, and lineal descendant (including by adoption) of any of the foregoing persons.

“Indemnifying Party” shall have the meaning given in Subsection 4.1.3.

“Indemnified Party” shall have the meaning given in Subsection 4.1.3.

“Liquidation Event” shall have the meaning given in Section 1.1.

“Lock-Up Restrictions” shall have the meaning given in Section 5.1.

“Lock-Up Shares” shall have the meaning given in Section 5.1.

“Maximum Number of Securities” shall mean, as to a given Underwritten Offering, the maximum dollar amount or maximum number of equity securities that can be sold in such Underwritten Offering, in the reasonable determination of the managing Underwriter(s), without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering.

“Mergers” shall have the meaning given in the Recitals.

“Merger 1” shall have the meaning given in the Recitals.

“Merger 1 Closing” shall have the meaning given in the Recitals.

“Merger 1 Effective Time” shall have the meaning given in the Recitals.

“Merger 2” shall have the meaning given in the Recitals.

“Merger Agreement” shall have the meaning given in the Recitals.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus (in the light of the circumstances under which they were made) not misleading.

“New Registration Statement” shall have the meaning given in Subsection 2.2.1.

“Permitted Transferees” shall mean a Person to whom a Holder of Registrable Securities is permitted to transfer such Registrable Securities prior to the expiration of the Applicable Lock-Up Period under Article V, and to any transferee thereafter.

“Person” shall mean an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization.

“Piggyback Registration” shall have the meaning given in Subsection 2.6.1.

“PRC” means the People’s Republic of China, which, for the purpose of this Agreement only, shall not include Hong Kong Special Administrative Region, Macau Special Administrative Region and Taiwan.

“Prior SPAC Agreement” shall have the meaning given in the Recitals.

“Pro Rata” shall mean, with respect to a given Registration, offering or Transfer of Registrable Securities pursuant to this Agreement, pro rata based on (A) the number of Registrable Securities that each Holder, as applicable, has requested or proposed to be included in such Registration, offering or Transfer and (B) the aggregate number of Registrable Securities that all Holders have requested or proposed to be included in such Registration, offering or Transfer.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Pubco” shall have the meaning given in the Preamble.

“Pubco Ordinary Share” shall mean the class A ordinary shares of Pubco to be registered under the Securities Act in connection with its listing on a securities exchange in the United States of America.

“Pubco Warrant” shall mean the warrant exercisable for Pubco Ordinary Shares to be issued by Pubco in connection with the consummation of Transactions (as defined in the Merger Agreement).

“Registrable Security” shall mean

(a) any outstanding Pubco Ordinary Shares or Pubco Warrants that are held by a Holder as of immediately following the Closing;

(b) any Pubco Ordinary Shares that may be acquired by a Holder upon the exercise of any of the Pubco Warrants (or any other option or right to acquire Pubco Ordinary Shares) that are held by a Holder as of immediately following the Closing; and

(c) any other equity security of Pubco issued or issuable with respect to any securities referenced in clauses (a) or (b) above by way of a share dividend or share split or in connection with a combination of shares, recapitalization, merger, consolidation, spin-off, reorganization or similar transaction;

provided, however, that, as to any particular Registrable Security, such securities shall cease to be Registrable Securities when: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been Transferred or exchanged in accordance with such Registration Statement; (B) such securities shall have been otherwise Transferred, new certificates for such securities not bearing (or book-entry positions not subject to) a legend restricting further Transfer shall have been delivered by Pubco and subsequent public distribution of such securities shall not require registration under the Securities Act; (C) such securities shall have ceased to be outstanding; (D) such securities may be sold without registration pursuant to Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission) (but with no volume or other restrictions or limitations); or (E) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration” shall mean a registration, including any related Underwritten Takedown, effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following:

(a) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any securities exchange on which the Pubco Ordinary Shares are then listed;

(b) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(c) printing, messenger, telephone and delivery expenses of Pubco;

(d) reasonable fees and disbursements of counsel for Pubco;

(e) reasonable fees and disbursements of all independent registered public accountants of Pubco incurred specifically in connection with such Registration; and

(f) Pubco’s roadshow and travel expenses, if any.

“Registration Statement” shall mean any registration statement that covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Released Share” shall have the meaning given in Section 5.4.

“Requesting Holder” shall have the meaning given in Section 2.4.

“SEC Guidance” shall have the meaning given in Subsection 2.2.1.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shelf” shall mean the Form F-1 Shelf or the Form F-3 Shelf, as the case may be.

“Shelf Registration” shall mean a Registration of securities pursuant to a Registration Statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).

“Significant Holders” shall mean Holders who own at least 5% of the outstanding capital stock of Pubco as of immediately following the Merger 1 Effective Time.

“SPAC” shall have the meaning given in the Preamble.

“SPAC Insider” shall mean Sponsor, Alvin Wang, Stephen Markcheid, Rahul Mewawalla, Bala Padmakumar, Coco Kou and Robert de Neve.

“Sponsor” shall have the meaning given in the Preamble.

“Takedown Demand” shall have the meaning given in Subsection 2.4.2.

“Takedown Threshold” shall have the meaning given in Subsection 2.4.1.

“Trading Plan” shall have the meaning given in Section 5.1.

“Transfer” shall mean the (a) sale of, offer to sell, contract or agreement to sell, hypothecate, pledge, grant of any option to purchase or otherwise dispose of or agreement to dispose of, directly or indirectly, or establishment or increase of a put equivalent position or liquidation with respect to or decrease of a call equivalent position within the meaning of Section 16 of the Exchange Act with respect to, any security, (b) entry into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any security, whether any such transaction is to be settled by delivery of such securities, in cash or otherwise, or (c) public announcement of any intention to effect any transaction specified in clause (a) or (b).

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Registration” or “Underwritten Offering” shall mean a Registration in which securities of Pubco are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

“Underwritten Takedown” shall mean an Underwritten Offering of Registrable Securities pursuant to the Shelf, as amended or supplemented.

Article II

REGISTRATIONS

2.1 Resale Shelf Registration.

2.1.1 Pubco shall use its commercially reasonable efforts to (a) file within sixty (60) days following the Closing, a Registration Statement for a Shelf Registration on Form F-1 or such other form of registration statement as is then available to effect a registration for resale of such Registrable Securities (the “Form F-1 Shelf”) covering the resale of all the Registrable Securities (determined as of two (2) Business Days prior to such filing) on a delayed or continuous basis pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect), (b) cause such Registration Statement to be declared effective as soon as reasonably practicable after the filing thereof, and (c) subject to the other provisions of this Agreement, cause such Form F-1 Shelf to remain effective and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available for use in compliance with the provisions of the Securities Act or, if not available, that another Registration Statement is available, for the resale of all the Registrable Securities held by the Holders until all such Registrable Securities have ceased to be Registrable Securities.

2.1.2 Such Shelf shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein.

2.1.3 Following the filing of a Form F-1 Shelf, Pubco shall use its commercially reasonable efforts to convert the Form F-1 Shelf to a Registration Statement for a Shelf Registration on Form F-3 (the “Form F-3 Shelf”) as soon as reasonably practicable after Pubco is eligible to use Form F-3.

2.2 Rule 415 Cutback.

2.2.1 Notwithstanding the registration obligations set forth in Section 2.1, in the event the Commission informs Pubco that all of the Registrable Securities cannot, as a result of the application of Rule 415 of the Securities Act, be registered for resale as a secondary offering on a single registration statement, Pubco agrees to promptly (a) inform each of the Holders and use its commercially reasonable efforts to file amendments to the Shelf Registration as required by the Commission and/or (b) withdraw the Shelf Registration and file a new Registration Statement (a “New Registration Statement”), on Form F-3, or if Form F-3 is not then available to Pubco for such Registration Statement, on such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, Pubco shall use its commercially reasonable efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff (the “SEC Guidance”).

2.2.2 Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation of the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that Pubco used commercially reasonable efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities and subject to a determination by the Commission that certain Holders must be reduced first based on the number of Registrable Securities held by such Holders, the number of Registrable Securities to be registered on such Registration Statement will be reduced on a Pro Rata basis among the Holders.

2.2.3 If Pubco amends the Shelf Registration or files a New Registration Statement, as the case may be, under this Section 2.2, Pubco shall use its commercially reasonable efforts to file with the Commission, as promptly as allowed by the Commission or SEC Guidance, one or more registration statements on Form F-3 or such other form available to register for resale those Registrable Securities (a) that were not registered for resale on the Shelf Registration, as amended, or the New Registration Statement and (b) are no longer restricted by any Lock-Up Restrictions (as defined below).

2.3 Demand for Underwritten Takedown.

2.3.1 Demand for Underwritten Takedown. Subject to the lock-up restrictions under Article V and to the provisions of this Section 2.3 and Sections 2.4 and 3.4, at any time and from time to time when an effective Shelf is on file with the Commission, the Holders of at least 50% of the then-outstanding number of Registrable Securities (the “Demanding Holder(s)”), may, subject to the maximum number of Underwritten Takedowns pursuant to Subsection 2.3.4, request to sell all or a portion of its Registrable Securities in an Underwritten Takedown in accordance with this Section 2.3; provided that Pubco shall only be obligated to effect an Underwritten Takedown if such Underwritten Offering shall include Registrable Securities proposed to be sold by the Demanding Holder with a total offering price reasonably expected to exceed, in the aggregate, $15,000,000 (the “Takedown Threshold”).

2.3.2 Takedown Demand Notice. All requests for an Underwritten Takedown shall be made by giving written notice to Pubco, which shall specify the number of Registrable Securities proposed to be sold in the Underwritten Takedown and the expected price range (net of underwriting discounts and commissions) of such Underwritten Takedown, and the intended method of distribution (such written notice, a “Takedown Demand”).

2.3.3 Underwriters. The majority-in-interest of the Demanding Holders initiating an Underwritten Takedown shall have the right to approve the Underwriter(s) selected by Pubco for such Underwritten Offering (which shall consist of one or more internationally recognized investment banks), which shall not be unreasonably withheld. Pubco shall not be required to include any Holder’s Registrable Securities in such Underwritten Takedown unless such Holder accepts the terms of the underwriting as agreed between Pubco and its Underwriter(s) and enters into and complies with an underwriting agreement with such Underwriter(s) in customary form (after having considered in good faith the comments from a single U.S. counsel for the Holders which are selling in the Underwritten Takedown). Notwithstanding anything to the contrary in this Agreement, Pubco may effect any Underwritten Takedown pursuant to any then effective Registration Statement, including a Form F-3, that is then available for such offering.

2.3.4 Number and Frequency of Underwritten Takedowns. Notwithstanding anything to the contrary in this Section 2.3, under no circumstances shall Pubco be obligated to effect (a) any Underwritten Takedown within the first year following the Closing, (b) for the period commencing one year after the Closing, more than one (1) Underwritten Takedown within any twelve-month period, or (c) more than two (2) Underwritten Takedowns in aggregate. Notwithstanding the foregoing, Pubco is not obligated to take any action upon receipt of a Takedown Demand delivered within ninety (90) days of a prior Takedown Demand. For the avoidance of doubt, a Registration will not count as an Underwritten Takedown until the Registration Statement filed with the Commission with respect to such Underwritten Takedown has been declared effective and Pubco has complied with all of its obligations under this Agreement in all material respects with respect to such Underwritten Takedown; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to such Underwritten Takedown is interfered with by any stop order or injunction of the Commission or any other Governmental Authority, the Registration Statement with respect to such Underwritten Takedown will be deemed not to have been declared effective, unless and until (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) the majority-in-interest of the Demanding Holders, thereafter elects to continue the offering; provided, further, that Pubco shall not be obligated to file a second Registration Statement until the Registration Statement that has been previously filed with respect to such Registration becomes effective or is subsequently terminated.

2.4 Reduction of Underwritten Takedown. If the managing Underwriter(s) in an Underwritten Offering pursuant to a Takedown Demand advises Pubco and the Demanding Holders and the Holders requesting piggyback rights pursuant to this Agreement with respect to such Underwritten Offering (the “Requesting Holders”) (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other Pubco Ordinary Shares or other equity securities that Pubco desires to sell and the Pubco Ordinary Shares, if any, as to which a Registration has been requested pursuant to separate written contractual piggyback registration rights held by any other shareholders who desire to sell, exceeds the Maximum Number of Securities, then Pubco shall include in such Underwritten Offering:

2.4.1 first, the Registrable Securities of the Demanding Holders and the Requesting Holders (if any) that can be sold without exceeding the Maximum Number of Securities (to be allocated Pro Rata among the Demanding Holders and Requesting Holders if the Registrable Securities desired to be sold by such Holders in the aggregate would exceed the Maximum Number of Securities);

2.4.2 second, to the extent that the Maximum Number of Securities has not been reached under the foregoing Subsection 2.4.1, the Pubco Ordinary Shares or other equity securities that Pubco desires to sell, which can be sold without exceeding the Maximum Number of Securities; and

2.4.3 third, to the extent that the Maximum Number of Securities has not been reached under the foregoing Subsections 2.4.1 and 2.4.2, any Pubco Ordinary Shares or other equity securities as to which a Registration has been requested pursuant to separate written contractual piggyback registration rights of other shareholders of Pubco that can be sold without exceeding the Maximum Number of Securities.

2.5 Withdrawal of Underwritten Takedown.

2.5.1 At any time up to three (3) Business Days prior to the filing of the applicable preliminary or “red herring” Prospectus used for marketing an Underwritten Takedown, if the majority-in-interest of the Demanding Holders disapprove of the terms of any underwriting or are not entitled to include all of their Registrable Securities in the relevant offering, such majority-in-interest of the Demanding Holders shall have the right to withdraw from such Underwritten Takedown upon written notification to Pubco, each other Demanding Holder and Requesting Holder, and the applicable Underwriter(s).

2.5.2 Following the receipt of any notice of withdrawal pursuant to Subsection 2.5.1, the other Demanding Holders and Requesting Holders, provided that they collectively qualify as Demanding Holders pursuant to Subsection 2.3.1 and the Takedown Threshold would still be satisfied, may elect to continue with the Underwritten Offering and such continued Takedown Demand shall count as a Takedown Demand of the continuing Demanding Holders for purposes of Subsection 2.3.3 and not of the withdrawing Demanding Holders.

2.5.3 If an Underwritten Takedown is withdrawn and not continued pursuant to Subsection 2.5.2, the withdrawn Takedown Demand shall not count as an Underwritten Takedown for purposes of Subsection 2.3.3 if and only if the Demanding Holders reimburse Pubco for all Registration Expenses with respect to such Underwritten Takedown. For the avoidance of doubt, the withdrawn Takedown Demand shall count as an Underwritten Takedown if Pubco is responsible for the Registration Expenses with respect to such Underwritten Takedown.

2.6 Piggyback Registration.

2.6.1 Piggyback Rights. If Pubco or any Holder proposes to conduct a registered offering of, or if Pubco proposes to file a Registration Statement under the Securities Act with respect to the Registration of, equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of shareholders of Pubco (or by Pubco and by the shareholders of Pubco, including an Underwritten Takedown pursuant to Section 2.3), other than a registration statement (i) filed in connection with any employee incentive or other benefit plan, (ii) for an exchange offer or offering of securities solely to Pubco’s existing shareholders, (iii) for an offering of debt that is convertible into equity securities of Pubco, (iv) for a dividend reinvestment plan, or (v) for a rights offering, then Pubco shall give written notice of such proposed filing or offering to all of the Holders of Registrable Securities as soon as practicable but not less than fifteen (15) days before the anticipated filing date of such Registration Statement, or, in the case of an Underwritten Offering pursuant to a Shelf Registration, the applicable preliminary “red herring” Prospectus or prospectus supplement used for marketing such offering, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within ten (10) Business Days after receipt of such written notice (such Registration a “Piggyback Registration”). Subject to Subsection 2.6.2, Pubco shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and if applicable, shall use its commercially reasonable efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this Subsection 2.6.1 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of Pubco included in such Registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. In the event of any Underwritten Offering, the inclusion of any Holder’s Registrable Securities in a Piggyback Registration shall be subject to such Holder’s agreement to enter into and comply with an underwriting agreement in customary form with the Underwriter(s) duly selected for such Underwritten Offering.

2.6.2 Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Registration that is to be a Piggyback Registration advises Pubco in writing that the dollar amount or number of the Pubco Ordinary Shares or other equity securities that Pubco desires to sell, taken together with (i) the Pubco Ordinary Shares or other equity securities, if any, as to which Registration or a registered offering has been demanded pursuant to separate written contractual arrangements with Persons other than the Holders of Registrable Securities hereunder; (ii) the Pubco Ordinary Shares as to which Registration has been requested pursuant to Section 2.6 hereof, and (iii) the Pubco Ordinary Shares or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggyback registration rights of other shareholders of Pubco, exceeds the Maximum Number of Securities, then:

(a) If the Registration or registered offering is undertaken for Pubco’s account, Pubco shall include in any such Registration or registered offering (A) first, the Pubco Ordinary Shares or other equity securities that Pubco desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Subsection 2.6.1, Pro Rata among such Holders, which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Pubco Ordinary Shares or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggyback registration rights of other shareholders of Pubco, which can be sold without exceeding the Maximum Number of Securities;

(b) If the Registration or registered offering is made pursuant to a request by Persons other than the Holders of Registrable Securities, then Pubco shall include in any such Registration or registered offering (A) first, the Pubco Ordinary Shares or other equity securities, if any, of such requesting Persons, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to Subsection 2.6.1, Pro Rata among such Holders, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Pubco Ordinary Shares or other equity securities that Pubco desires to sell exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Pubco Ordinary Shares or other equity securities, if any, as to which Registration or a registered offering has been requested pursuant to separate written contractual piggyback registration rights of other shareholders of Pubco, which can be sold without exceeding the Maximum Number of Securities.

(c) Notwithstanding anything to the contrary in the foregoing clauses (a) and (b), if the Registration or registered offering is pursuant to a request by Holder(s) of Registrable Securities pursuant to Section 2.3, then Pubco shall include in any such Registration or registered offering securities pursuant to Section 2.4.

2.6.3 Piggyback Registration Withdrawal. Any Holder of Registrable Securities shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to Pubco and the Underwriter or Underwriters (if any) prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration. Pubco (whether on its own good faith determination or as the result of a request for withdrawal by Persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, Pubco shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this Subsection 2.6.3.

2.7 Restrictions on Registration Rights. If (a) during the period starting with the date sixty (60) days prior to Pubco’s good faith estimate of the date of the filing of, and ending on a date one hundred and twenty (120) days after the effective date of, a Registration initiated by Pubco and provided that Pubco continues to actively employ, in good faith, all reasonable efforts to cause such applicable Registration Statement to become effective; (b) the Holders have requested an Underwritten Takedown and Pubco and the Holders are unable to obtain the commitment of underwriters to firmly underwrite the offer; or (c) in the good faith judgment of the Board such Registration would be seriously detrimental to Pubco and the Board concludes as a result that it is essential to delay the filing of such Registration Statement at such time, Pubco shall have the right, upon giving prompt written notice of such action to the Holders (which notice shall not specify the nature of the event giving rise to such delay or suspension), delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time determined in good faith by Pubco to be necessary for such purpose. Notwithstanding anything to the contrary contained in this Agreement, no Registration shall be required to be effected and no Registration Statement shall be required to become effective, with respect to any Registrable Securities held by any Holder, until after the expiration of the Applicable Lock-Up Period with respect to such Registrable Securities.

2.8 Market Stand-Off Agreement. Each Holder given an opportunity to participate in an Underwritten Offering of Pubco pursuant to the terms of this Agreement agrees that it shall not Transfer any Pubco Ordinary Shares or other equity securities of Pubco (other than those included in such offering pursuant to this Agreement), without the prior written consent of Pubco, during the ninety (90)-day period beginning on the date of pricing of such offering, except (i) in the event the managing Underwriter(s) otherwise agree by written consent or (ii) pursuant to Rule 10b5-1 trading plans (or similar plan) in effect prior to such 90-day period. Each Holder agrees to execute a customary lock-up agreement in favor of the relevant Underwriter(s) to such effect (in each case on substantially the same terms and conditions as all such Holders).

Article III

REGISTRATION PROCEDURES

3.1 General Procedures. In connection with any Shelf and/or Underwritten Takedown, Pubco shall use its commercially reasonable efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto Pubco shall, as expeditiously as reasonably possible:

3.1.1 prepare and file with the Commission a Registration Statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement are disposed of in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

3.1.2 prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be required by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are disposed of in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus or such securities have been withdrawn;

3.1.3 prior to filing a Registration Statement or Prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriter(s), if any, and the Holders of Registrable Securities included in such Registration, and such Holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriter(s) and the Holders of Registrable Securities included in such Registration or the legal counsel for any such Holders may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Holders;

3.1.4 prior to any public offering of Registrable Securities, use its commercially reasonable efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the Holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may reasonably request and (ii) take such action reasonably necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other Governmental Authorities as may be reasonably necessary by virtue of the business and operations of Pubco and to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that Pubco shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5 cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by Pubco are then listed;

3.1.6 provide a transfer agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7 advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its commercially reasonable efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8 notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the occurrence of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 hereof;

3.1.9 to the extent commercially reasonable, permit a representative of the Holders (such representative to be selected by a majority-in-interest of the participating Holders), the Underwriters, if any, and any attorney or accountant retained by such Holders or Underwriters to participate, at each such Person’s own expense, in the preparation of the Registration Statement, and cause Pubco’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, however, that such representative, or Underwriters enter into a confidentiality agreement, in form and substance reasonably satisfactory to Pubco, prior to the release or disclosure of any such information;

3.1.10 use its commercially reasonable efforts to obtain a “cold comfort” letter from Pubco’s independent registered public accountants in the event of an Underwritten Registration, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter(s) may reasonably request;

3.1.11 in the event of an Underwritten Registration, on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion and a negative assurance letter, each dated such date, of counsel representing Pubco for the purposes of such Registration, addressed to the participating Holders, the placement agent or sales agent, if any, and the Underwriter(s), if any, as the case may be, covering such legal matters with respect to the Registration in respect of which such opinion or negative assurance letter is being given as the participating Holders, placement agent, sales agent, or Underwriter, as the case may be, may reasonably request and as are customarily included in such opinions and negative assurance letters and reasonably satisfactory to a majority-in-interest of the participating Holders;

3.1.12 in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter(s) of such offering;

3.1.13 make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of Pubco’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any successor rule promulgated thereafter by the Commission);

3.1.14 with respect to an Underwritten Offering pursuant to Section 2.3, if the Registration involves the Registration of Registrable Securities involving gross proceeds in excess of $25,000,000, use commercially reasonable efforts to make available senior executives of Pubco to participate in customary “road show” presentations that may be reasonably requested by the Underwriter(s) in such Underwritten Offering; and

3.1.15 otherwise cooperate reasonably with, and take such customary actions as may reasonably be requested by participating Holders, consistent with the terms of this Agreement, in connection with such Registration.

3.2 Registration Expenses. The Registration Expenses of all Registrations shall be borne by Pubco. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, and Underwriter marketing costs, other than as set forth in the definition of “Registration Expenses,” and, all reasonable fees and expenses of any legal counsel representing the Holders.

3.3 Requirements for Participation in Underwritten Offerings. Each Holder shall provide such information as may reasonably be requested by Pubco, or the managing Underwriter(s) or placement agent or sales agent, if any, in connection with the preparation of any Registration Statement or Prospectus, including amendments and supplements thereto, in order to effect the Registration of any Registrable Securities under the Securities Act pursuant to Article II and in connection with Pubco’s obligation to comply with federal and applicable state securities laws. No Person may participate in any Underwritten Offering for equity securities of Pubco pursuant to a Registration initiated by Pubco hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by Pubco and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements. The exclusion of a Holder’s Registrable Securities as a result of this Section 3.3 shall not affect the Registration of the other Registrable Securities to be included in such Registration.

3.4 Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from Pubco that a Registration Statement or Prospectus contains a Misstatement (including pursuant to Subsection 3.1.8), each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that Pubco hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until it is advised in writing by Pubco that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time (a) would require Pubco to make an Adverse Disclosure or (b) would require the inclusion in such Registration Statement of financial statements that are unavailable to Pubco for reasons beyond Pubco’s control or (c) in the good faith judgment of Pubco, be materially detrimental to Pubco as a result that it is essential to defer such filing, initial effectiveness or continued use at such time, Pubco may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the period of time determined in good faith by Pubco to be necessary for such purpose. In the event Pubco exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon its, his or her receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities.

3.5 Reporting Obligations. As long as any Holder shall own Registrable Securities, Pubco, at all times while it shall be a reporting company under the Exchange Act, covenants to use commercially reasonable efforts to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by Pubco after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act. Pubco further covenants that it shall use its commercially reasonable efforts to take such further action as such Holder may reasonably request, all to the extent required from time to time to enable the Holder to sell the Pubco Ordinary Shares held by the Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission), including providing any legal opinions. Upon the request of any Holder, Pubco shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

Article IV

INDEMNIFICATION AND CONTRIBUTION

4.1 Indemnification.

4.1.1 Indemnification by Pubco. Pubco agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers and directors and each Person who controls such Holder (within the meaning of the Securities Act) (each a “Holder Indemnified Party”) against all losses, claims, damages, liabilities and out-of-pocket expenses (including reasonable and documented attorneys’ fees) caused by any Misstatement, except insofar as the same are caused by or contained in any information furnished in writing to Pubco by such Holder expressly for use therein or if such losses, judgments, claims, damages, liabilities or out-of-pocket expenses are based on any such Holder’s violation of the federal securities laws or failure to sell the Registrable Securities in accordance with the intended plan of distribution contained in the Prospectus.

4.1.2 Information Provided by and Indemnification by Holders. In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to Pubco in writing such information and affidavits as Pubco reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify and hold harmless Pubco, its directors and officers and agents and each Person who controls Pubco (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and out-of-pocket expenses (including without limitation reasonable and documented attorneys’ fees) resulting from any Misstatement, but only to the extent that such Misstatement is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein, or if such losses, judgments, claims, damages, liabilities or out-of-pocket expenses are based on any such Holder’s violation of the federal securities laws or failure to sell the Registrable Securities in accordance with the intended plan of distribution contained in the Prospectus; provided, however, that the obligation to indemnify shall be several, not joint and several, among such Holders of Registrable Securities, and the liability of each such Holder of Registrable Securities shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement. The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each Person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to indemnification of Pubco.

4.1.3 Indemnification Process.

(a) Any Person entitled to indemnification pursuant to Subsections 4.1.1 or 4.1.2 (each, an “Indemnified Party”) shall (i) if a claim is to be made against any person (the “Indemnifying Party”) for indemnification hereunder, give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in the Indemnified Party’s reasonable judgment a conflict of interest between such Indemnified Party and Indemnifying Party may exist with respect to such claim, permit such Indemnifying Party to assume the defense of such claim with counsel reasonably satisfactory to the Indemnified Party. If such defense is assumed, the Indemnifying Party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld or delayed). An Indemnifying Party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (plus local counsel) for all parties indemnified by such Indemnifying Party with respect to such claim, unless in the reasonable judgment of any Indemnified Party a conflict of interest may exist between such Indemnified Party and any other of such Indemnified Parties with respect to such claim. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the Indemnifying Party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the party of such Indemnified Party or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release of such Indemnified Party from all liability in respect to such claim or litigation.

4.1.4 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling Person of such Indemnified Party and shall survive the transfer of securities.

4.2 Contribution. If the indemnification provided under Section 4.1 hereof from the Indemnifying Party is judicially determined to be unavailable or insufficient to hold harmless an Indemnified Party in respect of any losses, claims, damages, liabilities and out-of-pocket expenses referred to herein, then the Indemnifying Party, in lieu of indemnifying the Indemnified Party, shall contribute to the amount paid or payable by the Indemnified Party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and the Indemnified Party, as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or omitted to be made by, in the case of an omission), or relates to any information or affidavit supplied by (or not supplied by, in the case of an omission), such Indemnifying Party and the Indemnified Party, and the Indemnifying Party’s and Indemnified Party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Subsections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or out-of-pocket expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Subsection 4.2 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this Subsection 4.2. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Subsection 4.2 from any Person who was not guilty of such fraudulent misrepresentation.

Article V

LOCK-UP PROVISIONS

5.1 Lock-Up Restrictions. Subject to the exceptions set forth herein, each Holder covenants and agrees not to, during the Applicable Lock-Up Period, without the prior written consent of Pubco, Transfer any Pubco Ordinary Shares held by it as of immediately following the Merger 1 Effective Time (the “Lock-Up Shares”); provided, however, that the foregoing (the “Lock-Up Restrictions”) shall not apply to:

(a) Transfers to a partnership, limited liability company or other entity of which such Holder is the legal and beneficial owner of all of the outstanding equity securities or similar interests;

(b) if such Holder is a natural person, Transfers (A) by gift to any member of such Holder’s Immediate Family; (B) to a family trust, established for the exclusive benefit of such Holder or any of his Immediate Family for estate planning purposes; (C) by virtue of laws of descent and distribution upon death of such Holder; or (D) pursuant to a court order or settlement agreement related to the distribution of assets in connection with the dissolution of marriage or civil union;

(c) if such Holder is not a natural person, Transfers (A) to another Person that is an Affiliate of the Holder, or to any investment fund or other entity Controlling, Controlled by, managing or managed by or under common Control with the Holder or its Affiliates or who shares a common investment advisor with the Holder; (B) as part of a distribution to members, partners, managers or shareholders of the Holder via dividend, distribution in-kind or share repurchase; or (C) by gift to a charitable organization or to a charitable foundation;

(d) if such Holder is not a natural person, Transfers by virtue of the laws of the state of the Holder’s organization and the Holder’s organizational documents upon dissolution of the Holder;

(e) pledges of any Lock-Up Shares to a financial institution that create a mere security interest in such Lock-Up Shares pursuant to a bona fide loan or indebtedness transaction so long as such Shareholder continues to control the exercise of the voting rights of such pledged Lock-Up Shares (as well as any foreclosures on such pledged Lock-Up Shares so long as the transferee in such foreclosure agrees to become a party to this Agreement and be bound by all obligations applicable to such Holder, provided that such agreement shall only take effect in the event that the transferee takes possession of the Lock-Up Shares as a result of foreclosure);

(f) transactions relating to Pubco Ordinary Shares or other securities convertible into or exercisable or exchangeable for Pubco Ordinary Shares acquired in open market transactions after the Closing, provided that no such transaction is required to be, or is, publicly announced (whether on Form 4, Form 5 or otherwise, other than a required filing on Schedule 13F, 13G or 13G/A) during the Applicable Lock-Up Period;

(g) the exercise of any options to purchase Pubco Ordinary Shares (which exercises may be effected on a cashless basis to the extent the instruments representing such options or warrants permit exercises on a cashless basis);

(h) Transfers to Pubco to satisfy tax withholding obligations pursuant to Pubco’s equity incentive plans or arrangements;

(i) the establishment, at any time after the Closing, by a Holder of a trading plan providing for the sale of Pubco Ordinary Shares that meets the requirements of Rule 10b5-1(c) under the Exchange Act (a “Trading Plan”); provided, however, that no sales of Lock-Up Shares, shall be made by such Holder pursuant to such Trading Plan during the Applicable Lock-Up Period and no public announcement or filing is voluntarily made regarding such plan during the Applicable Lock-Up Period; and

(j) Transfers made in connection with a liquidation, merger, share exchange or other similar transaction that results in all of Pubco’s shareholders having the right to exchange their Pubco Ordinary Shares for cash, securities or other property subsequent to the Closing Date;

provided, however, that in the case of clauses (a) through (e), these permitted transferees must enter into a written agreement, in substantially the form of this Agreement, agreeing to be bound by the lock-up restrictions hereunder and shall have the same rights and benefits under this Agreement.

5.2 For the avoidance of doubt, such Holder shall retain all of its rights as a shareholder of Pubco during the Applicable Lock-Up Period, including the right to vote any Lock-Up Shares or receive any dividends or distributions thereon.

5.3 In furtherance of the foregoing, Pubco, and any duly appointed transfer agent for the registration or transfer of the Lock-Up Shares, are hereby authorized to decline to make any Transfer of securities if such Transfer would constitute a violation or breach of the Lock-Up Restrictions hereunder.

5.4 No Amendment or Waiver. Pubco shall not amend or waive the Lock-Up Restrictions herein with respect to any of the Holders, unless Pubco extends such amendment and/or waiver to all Holders which are party hereto on the same terms and conditions (including, for the avoidance of doubt, the timing of any release from such Lock-Up Restrictions) and on a Pro Rata basis. Pubco shall provide at least five (5) Business Days’ advance written notice to all Holders which are party hereto of any such amendment or waiver. Notwithstanding the foregoing, the Holders acknowledge and agree that Pubco shall have the right to release, in its sole discretion such number of Lock-Up Shares (the “Released Shares”) to the extent necessary to satisfy the minimum public float requirement as required for obtaining the approval on listing of the Pubco Ordinary Shares and Pubco Warrants on the applicable U.S. stock exchange, from the Lock-Up Restrictions in Section 5.1, in each case, on a Pro Rata basis among and only among the Lock-Up Shares held by the Holders immediately prior to the Merger 1 Effective Time, but without extending such amendment and/or waiver to all other shareholders of Pubco on a Pro Rata basis. For the avoidance of doubt, (i) the Released Shares shall no longer be subject to Section 5.1 after such release in accordance with this Section 5.4, and the holders of the Released Shares shall have the sole discretion to exercise, Transfer, assign, dispose of or grant all the rights and obligations of the Released Shares without any further consent or approval from any of Pubco, SPAC, Sponsor or other Holders; and (ii) Pubco and SPAC, as applicable, shall instruct the transfer agent to remove the restrictive legends (if any) attached to the Released Shares in respect of the Lock-Up Restrictions herein upon the release hereunder.

Article VI

MISCELLANEOUS

6.1 Notices. Any notice hereunder shall be sent in writing, addressed as specified below, and shall be deemed given: (i) if by hand or recognized courier service, by 4:00 p.m. on a Business Day, addressee’s day and time, on the date of receipt, and otherwise on the first Business Day after such receipt; (ii) if sent by electronic mail, on the date that transmission is confirmed electronically, if by 4:00 p.m. on a Business Day, addressee’s day and time, and otherwise on the first Business Day after the date of such confirmation; or (iii) five days after mailing by certified or registered mail, return receipt requested. Notices shall be addressed to the respective parties as follows (excluding telephone numbers, which are for convenience only), or to such other address as a party shall specify to the others in accordance with these notice provisions:

if to Pubco, to:

c/o Xiaoyu Dida Interconnect International Limited

Building 34, Tian’an Headquarters Center,

No. 555, Panyu Avenue North,

Donghuan Street, Panyu District,

Guangzhou 511400

People’s Republic of China

Attn: Wendong Li

Email: leolee@xiaoyudd.com

with a copy to (which shall not constitute notice):

White & Case LLP, Beijing Office

19th Floor, Tower 1 of China Central Place

81# Jianguo Lu, Chaoyang District

Beijing 100025

China

Attn: Alan Bao, Esq. Jessica Zhou, Esq.

Email: alan.bao@whitecase.com; jessica.zhou@whitecase.com

if to SPAC or the Sponsor,

c/o Four Leaf Acquisition Corporation

4546 El Camino Real B10 #715

Los Altos, California 94022

United States of America

Attn: Bala Padmakumar, CEO

Email: bala@fourleaf.investments

with a copy to (which shall not constitute notice):

Nixon Peabody LLP

One Embarcadero Center

San Francisco, CA 94111

United States of America

Attn: David Cheng and David R. Brown

Email: dcheng@nixonpeabody.com and drbrown@nixonpeabody.com

If to any Holder, at such Holder’s address or contact information as set forth under such Holder’s signature to this Agreement or to such Holder’s address as found in Pubco’s books and records.

Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (30) days after delivery of such notice as provided in this Section 6.1.

6.2 Assignment; No Third Party Beneficiaries.

6.2.1 This Agreement and the rights, duties and obligations of Pubco hereunder may not be assigned or delegated by Pubco in whole or in part.

6.2.2 Prior to the expiration of the Applicable Lock-Up Period applicable to such Holder pursuant to Article V, no Holder may assign or delegate such Holder’s rights, duties or obligations under this Agreement, in whole or in part, except in connection with a transfer of Registrable Securities by such Holder to a Permitted Transferee but only if such Permitted Transferee agrees to become bound by the terms and conditions of this Agreement. After the expiration of the Applicable Lock-Up Period applicable to such Holder pursuant to Article V, the Holder may assign or delegate such Holder’s rights, duties or obligations under this Agreement, in whole or in part, to any Person to whom it transfers Registrable Securities; provided that such Registrable Securities remain Registrable Securities following such transfer, and such Person agrees to be bound by the terms and conditions of this Agreement.

6.2.3 This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders, which shall include Permitted Transferees.

6.2.4 This Agreement shall not confer any rights or benefits on any Persons that are not parties hereto, other than as expressly set forth in this Agreement and Section 6.2 hereof.

6.2.5 No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate Pubco unless and until Pubco shall have received (i) written notice of such assignment as provided in Section 6.1 hereof, and (ii) the written agreement of the assignee, in a form reasonably satisfactory to Pubco, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 6.2 shall be null and void.

6.3 Counterparts. This Agreement may be executed in two or more counterparts (any of which may be delivered by electronic transmission), each of which shall constitute an original, and but all of which taken together shall constitute one and the same instrument. This Agreement shall become effective upon delivery to each party of an executed counterpart or the earlier delivery to each party of original, photocopied, or electronically transmitted signature pages that together (but need not individually) bear the signatures of all other parties. Copies of executed counterparts of this Agreement transmitted by electronic transmission (including by email or in .pdf format) as well as electronically or digitally executed counterparts (such as DocuSign) shall have the same legal effect as original signatures and shall be considered original executed counterparts of this Agreement.

6.4 Governing Law; Venue; Waiver of Trial by Jury. Notwithstanding the place where this Agreement may be executed by any of the parties hereto, the parties expressly agree that this Agreement shall be construed in accordance with and governed by the laws of the state of New York, United States of America, without giving effect to the conflict of laws principles thereof.

Each of the Parties hereto irrevocably and unconditionally submits to the exclusive jurisdiction of the federal courts of the State of New York sitting in New York, New York (or any appellate courts thereof), for the purposes of any Action: (a) arising under this Agreement; or (b) in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement, and irrevocably and unconditionally waives any objection to the laying of venue of any such Action in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Action has been brought in an inconvenient forum. Each Party hereto hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action (i) arising under this Agreement or (ii) in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement, (A) any claim that it is not personally subject to the jurisdiction of the courts as described in this Section 6.4 for any reason, (B) that it or its property is exempt or immune from the jurisdiction of any such court or from any Action commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the Action in any such court is brought in an inconvenient forum, (y) the venue of such Action is improper or (z) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each party hereto agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in Section 6.1 shall be effective service of process for any such Action.

THE PARTIES HERETO EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING (I) ARISING UNDER THIS AGREEMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES HERETO EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH PROCEEDING SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT: (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER; (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY; AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.4.

6.5 Amendments and Modifications.Upon the prior written consent of Pubco and the Holders of at least a majority of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, any amendment or modification to this Agreement that would have a disproportionately adverse effect on any party’s rights hereunder in any material respect shall require the prior written consent of such party.

6.6 Severability. The invalidity or unenforceability of any specific provision of this Agreement shall not invalidate or render unenforceable any of its other provisions. The parties hereto further agree that if any provision contained in this Agreement is, to any extent, held invalid or unenforceable in any respect under the laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained in this Agreement that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the parties hereto.

6.7 Entire Agreement. This Agreement (together with the Merger Agreement, including all agreements entered into pursuant hereto or thereto or referenced herein or therein and all certificates and instruments delivered pursuant hereto and thereto) set forth the entire understanding of the parties with respect to the subject matter hereof and supersede all other prior and contemporaneous agreements and understandings between the parties, whether oral or written, with respect to such subject matter.

6.8 Termination of Prior SPAC Agreement and Termination and Effectiveness of this Agreement. Each of SPAC, the Sponsor and the “Holders” (as defined in the Prior SPAC Agreement) hereby agrees that the Prior SPAC Agreement shall terminate as of the Merger 1 Closing, and thereafter shall be of no further force and effect. The registration rights granted under this Agreement shall supersede any registration, qualification or similar rights of the Holders with respect to the securities of SPAC or Pubco granted under any other agreement (including the Prior SPAC Agreement), and any of such preexisting registration, qualification or similar rights and such agreements shall be terminated and of no further force and effect. With effect from the Merger 1 Closing, each party to this Agreement hereby irrevocably waives and agrees not to exercise or enforce any rights it may have (a) in respect of the registration of Registrable Securities pursuant to any other agreement, in general and (b) arising from or pursuant to the Prior SPAC Agreement, in particular. This Agreement shall take effect as of and from the Merger 1 Closing; provided, that if the Merger Agreement is terminated prior to the Merger 1 Closing, this Agreement shall not become effective and shall be deemed void.

6.9 Term. This Agreement shall terminate upon the earlier of (i) the tenth anniversary of the date of this Agreement or (ii) with respect to any Holder, on the date that such Holder no longer holds any Registrable Securities. The provisions of Article IV shall survive any termination.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

PUBCO:

Xiaoyu Dida Interconnect International Limited

By:
	Name:	Wendong Li
	Title:	Director

SPAC:

Four Leaf Acquisition Corporation

By:
	Name:	Bala Padmakumar
	Title:	Chief Executive Officer

[Signature Page to Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

SPONSOR:

ALWA Sponsor, LLC

By:
	Name:	Alvin Wang
	Title:	Managing Member

[Signature Page to Amended and Restated Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

HOLDER:

By:
Name:
Title:

Address for Notice:

Address:
Attn:
Email:

[Signature Page to Amended and Restated Registration Rights Agreement]